EXHIBIT 23.3


                               [KPMG LETTERHEAD]



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement on Form S-3 of Borg-Warner Automotive, Inc. of our report dated April 24, 1999 incorporated by reference in the Annual Report on Form 10-K of Borg-Warner Automotive, Inc. for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statment.



                                                  /s/  KPMG

Tokyo, Japan
August 10, 1999